Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Gaia, Inc.’s Registration Statements, as set forth below, of our report dated March 4, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Gaia, Inc., which appears in this Annual Report on Form 10-K.

Form	Registration Statement	Description

S-3	333-213895	Shelf Registration Statement
S-8	333-161450	Gaiam, Inc. 2009 Long-Term Incentive Plan

Plante Moran, PLLC

March 4, 2019

Denver, Colorado